                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                                 [X]
Filed by a Party other than the Registrant              [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Confidential, for Use of the Commission only (as permitted by Rule
    14a-6(e)(2))

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                     CHARLES RIVER ASSOCIATES INCORPORATED
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                 NOT APPLICABLE
     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:

    2) Form, Schedule or Registration Statement no.:

    3) Filing Party:

    4) Date Filed:

                                     *****

[CHARLES RIVER LOGO]

                     CHARLES RIVER ASSOCIATES INCORPORATED


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 20, 2001

     Charles River Associates Incorporated hereby gives notice that it will hold its annual meeting of stockholders at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th floor, Boston, Massachusetts on Friday, April 20, 2001, beginning at 10:00 A.M., local time, for the following purposes:

     1.  To consider and vote upon the election of three Class III directors;

     2. To ratify the appointment by the board of directors of Ernst & Young LLP as our independent public accountants for the current fiscal year; and

     3. To transact such further business as may properly come before the annual meeting or any adjournment thereof.

     Our board of directors has fixed the close of business on Friday, March 16, 2001, as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment thereof. Only stockholders of record on March 16, 2001 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment thereof.



                                          By order of the board of directors,

                                          /s/ Peter M. Rosenblum

                                          Peter M. Rosenblum
                                          Clerk

Boston, Massachusetts
March 23, 2001


-------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

         PLEASE SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU
                       PLAN TO ATTEND THE ANNUAL MEETING.

-------------------------------------------------------------------------------

                     CHARLES RIVER ASSOCIATES INCORPORATED
                              200 CLARENDON STREET
                          BOSTON, MASSACHUSETTS 02116
                                 (617) 425-3000

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 20, 2001

     This proxy statement relates to the 2001 annual meeting of stockholders of Charles River Associates Incorporated. The annual meeting will take place as follows:

        DATE:   April 20, 2001

        TIME:   10:00 A.M.

        PLACE:  Foley, Hoag & Eliot LLP
                One Post Office Square
                16th Floor
                Boston, Massachusetts

     Our board of directors is soliciting proxies for the annual meeting and any and all adjournments of the annual meeting. The shares represented by your properly signed proxy will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our board of directors has made a recommendation, the shares covered by your signed proxy will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered. You may revoke your proxy at any time before it has been exercised.

     We are mailing this proxy statement and the enclosed form of proxy to stockholders on or about March 23, 2001.

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----

ANNUAL MEETING OF STOCKHOLDERS..............................    1
  Purpose of the annual meeting.............................    1
  Record date...............................................    1
  Quorum....................................................    1
  Vote required; tabulation of votes........................    1
  Solicitation of proxies...................................    1

PROPOSAL ONE -- ELECTION OF DIRECTORS.......................    2

EXECUTIVE OFFICERS AND DIRECTORS............................    3
  Executive officers and directors..........................    3
  Committees and meetings of the board......................    5
  Compensation committee interlocks and insider
     participation..........................................    5

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS............    5
  Director compensation.....................................    5
  Executive compensation....................................    6

REPORT OF THE COMPENSATION COMMITTEE........................    7
  Compensation committee report on executive compensation...    7
  Performance graph.........................................   10

TRANSACTIONS WITH RELATED PARTIES...........................   11
  Stock restriction agreement...............................   11
  Payments to directors.....................................   11
  Repurchase of stock.......................................   12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   12
  Principal stockholders....................................   12

REPORT OF THE AUDIT COMMITTEE...............................   14

PROPOSAL TWO -- RATIFICATION OF APPOINTMENT OF INDEPENDENT
  ACCOUNTANTS...............................................   15
  Audit fees................................................   15
  Financial information systems design and implementation
     fees...................................................   15
  All other fees............................................   15
  Ratification of appointment...............................   15

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....   15

STOCKHOLDER PROPOSALS.......................................   15

AVAILABLE INFORMATION.......................................   16

ANNEX A -- CHARTER FOR THE AUDIT COMMITTEE..................  A-1

                         ANNUAL MEETING OF STOCKHOLDERS

PURPOSE OF THE ANNUAL MEETING

     At the annual meeting, we will submit the following two proposals to the stockholders:

        PROPOSAL ONE:  To elect three Class III directors, each for a three-year term; and

        PROPOSAL TWO:  To ratify the appointment of Ernst & Young LLP as our independent public accountants for fiscal 2001.

     Our board of directors does not intend to present to the annual meeting any business other than the proposals described in this proxy statement. Our board of directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business which properly may be presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

RECORD DATE

     Our board of directors has fixed the close of business on Friday, March 16, 2001, as the record date for the annual meeting. Only stockholders of record at the close of business on that date are entitled to receive notice of the annual meeting and to vote at the annual meeting. At the close of business on the record date, there were issued and outstanding 9,107,529 shares of our common stock. Each share of common stock outstanding on the record date will be entitled to cast one vote.

QUORUM

     Our by-laws provide that a quorum consists of a majority in interest of all shares of common stock issued, outstanding and entitled to vote at the annual meeting. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the annual meeting for purposes of determining the existence of a quorum at the annual meeting. In general, votes withheld from any nominee for election as director, abstentions, if applicable, and broker "non-votes," if applicable, are counted as present or represented for purposes of determining the existence of a quorum at the annual meeting. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

VOTE REQUIRED; TABULATION OF VOTES

     A plurality of the votes properly cast at the annual meeting will be necessary to elect each Class III director (Proposal One). A majority of the votes properly cast at the annual meeting will be necessary to ratify the appointment of our independent accountants (Proposal Two). Abstentions and broker "non-votes" will not be included in calculating the number of votes cast on any proposal.

     Our transfer agent, EquiServe, will tabulate the votes at the annual meeting. EquiServe will tabulate separately the vote on each matter submitted to stockholders.

SOLICITATION OF PROXIES

     No compensation will be paid by any person in connection with our solicitation of proxies. We will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitation will be nominal. We will pay all expenses incurred in connection with this solicitation.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     Proposal One concerns the election of three directors.

     Our board of directors currently consists of nine directors and is divided into three classes of equal size. We refer to these classes as Class I, Class II and Class III. Directors serve for a term of three years and until their successors are duly elected and qualified.

     Our board of directors has nominated each of James C. Burrows, Franklin M. Fisher and Carl B. Shapiro to serve as a Class III director for a three-year term. Each of them currently serves as a Class III director, and their current terms will expire at the annual meeting. In addition, Dr. Burrows serves as our president and chief executive officer, and Dr. Fisher serves as our chairman of the board of directors. Our stockholders most recently elected Drs. Burrows and Fisher as directors at our annual meeting of stockholders in April 1998, and our board of directors designated them as Class III directors on April 23, 1998. Our board of directors elected Dr. Shapiro as a Class III director on June 1, 2000 to fill a newly created vacancy on our board.

     Drs. Burrows, Fisher and Shapiro have each agreed to serve if elected, and we have no reason to believe that any of them will be unable to serve. If any of them is unable or declines to serve as a Class III director at the time of the annual meeting, proxies will be voted for another nominee that our board will designate at that time.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF DRS. BURROWS, FISHER AND SHAPIRO AS CLASS III DIRECTORS.

                        EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS AND DIRECTORS

     Our executive officers and directors are as follows:

NAME                                         AGE                    POSITION
----                                         ---                    --------
Franklin M. Fisher(1)(2)...................  66    Chairman of the board

Rowland T. Moriarty(1)(2)..................  54    Vice chairman of the board

James C. Burrows...........................  57    President, chief executive officer and
                                                     director

Laurel E. Morrison.........................  50    Chief financial officer, vice president,
                                                     finance and administration, treasurer and
                                                     director

J. Phillip Cooper..........................  57    Executive vice president

Robert J. Larner...........................  59    Executive vice president

C. Christopher Maxwell.....................  46    Executive vice president

William F. Concannon(1)(3).................  45    Director

Carl Kaysen(1)(3)..........................  81    Director

J. Robert S. Prichard(3)...................  52    Director

Steven C. Salop(1).........................  54    Director

Carl B. Shapiro............................  46    Director

---------------
(1) Member of the compensation committee

(2) Member of the governance committee

(3) Member of the audit committee

     FRANKLIN M. FISHER has served as an outside expert and a director since 1967. Since April 1997, Dr. Fisher has served as our chairman of the board of directors. Dr. Fisher has been a professor of economics at the Massachusetts Institute of Technology since 1965, and the president and sole employee of FMF, Inc., an economic consulting firm, since 1980. Dr. Fisher is also a director of the National Bureau of Economic Research. He received his Ph.D. in economics from Harvard University in 1960.

     ROWLAND T. MORIARTY has served as a director since 1986 and as our vice chairman of the board of directors since December 1992. Dr. Moriarty is also a director and stockholder of NeuCo, Inc., one of our subsidiaries. Dr. Moriarty has served as chairman and chief executive officer of Cubex Inc., an international marketing consulting firm, since 1992. Dr. Moriarty was a professor at the Harvard Business School from 1981 to 1992, where he received his D.B.A. in marketing in 1980. He is a director of Staples, Inc. and Trammell Crow Corporation.

     JAMES C. BURROWS joined us in 1967 and has served as our president and chief executive officer since March 1995 and as a director since April 1993. Dr. Burrows is also a director of NeuCo. From December 1992 to February 2001, Dr. Burrows directed our legal and regulatory consulting practice. From 1971 to March 1995, Dr. Burrows served as a vice president and from June 1987 to December 1992 also directed our economic litigation program. Dr. Burrows received his Ph.D. in economics from the Massachusetts Institute of Technology in 1970.

     LAUREL E. MORRISON has served as our chief financial officer, vice president of finance and administration, and treasurer since December 1996, and as a director since April 2000. Ms. Morrison also serves as a director of NeuCo. Ms. Morrison served as our controller from May 1993 until December 1996. Ms. Morrison previously served as controller of MicroMentor, Inc., a software company, from November 1992 to May 1993. Ms. Morrison is a certified public accountant.

     J. PHILLIP COOPER has served as our executive vice president since February 2001. Dr. Cooper previously served as our vice president of corporate development from May 2000 to February 2001. From November 1995 to May 2000, Dr. Cooper served as president of Kona Bay Associates, a consulting company. From August 1999 to May 2000, Dr. Cooper also served as chief executive officer of e-VIP,

Inc., a boutique investment banking company, and from November 1996 to July 1997, as chief executive officer of Newstar Technologies, Inc., an e-commerce, banking and real estate software company. Dr. Cooper received his Ph.D. in economics and finance from the Massachusetts Institute of Technology in 1972.

     ROBERT J. LARNER has served as our executive vice president since February 2001. Dr. Larner served as a vice president from December 1979 to February 2001. Dr. Larner also served as a director from April 1981 to March 1982 and from April 1988 to March 1989. Dr. Larner received his Ph.D. in economics from the University of Wisconsin in 1968.

     C. CHRISTOPHER MAXWELL has served as our executive vice president since February 2001. Dr. Maxwell previously served as a vice president from April 1992 to February 2001. Dr. Maxwell received his Ph.D. in economics from Harvard University in 1983.

     WILLIAM F. CONCANNON has served as a director since June 2000. Mr. Concannon has been president and chief executive officer of Trammell Crow Corporate Services, a real estate company, since July 1991. Mr. Concannon is a director of Trammell Crow Company. Mr. Concannon received his B.S. in accounting from Providence College in 1977.

     CARL KAYSEN has served as a director since 1986. From December 1992 to April 1997, Dr. Kaysen served as chairman of our board of directors. Since 1990, Dr. Kaysen has been professor emeritus of political economy in the School of Humanities and Social Science at the Massachusetts Institute of Technology. Dr. Kaysen received his Ph.D. in economics from Harvard University in 1954.

     J. ROBERT S. PRICHARD has served as a director since June 2000. Prof. Prichard has been a professor of law and public policy and the president emeritus at the University of Toronto since July 2000. From July 1990 to June 2000, he served as president of the University of Toronto. He is also a member of the advisory board of the World Bank Institute, a national trustee of the NeuroScience Canada Foundation, chair of the advisory council of the Centre for Comprehensive Research in Childhood Cancer of the Pediatric Oncology Group of Ontario, and a director of Historica. Prof. Prichard studied economics at Swarthmore College, and received an M.B.A. in finance and international business from the University of Chicago's Graduate School of Business in 1971, an L.L.B. from the University of Toronto in 1975 and an L.L.M. from Yale Law School in 1976. Prof. Prichard is a director of 724 Solutions Inc., Bank of Montreal, Biochem Pharma Inc., Brascan Limited, Four Seasons Hotels Inc., George Weston Limited, Gildan Activewear Inc., Moore Corporation Ltd., Onex Corporation, Tesma International Inc. and Visible Genetics Inc.

     STEVEN C. SALOP has served as a director since September 1998. Dr. Salop has been professor of economics and law at the Georgetown University Law Center since August 1982. Dr. Salop previously served on our board of directors from June 1993 to April 1998. Dr. Salop received his Ph.D. in economics from Yale University in 1972.

     CARL B. SHAPIRO has served as a director since June 2000 and as an outside expert since December 1998. Since 1990, Dr. Shapiro has been a professor of antitrust, intellectual property and business strategy at the University of California at Berkeley. In October 1996, he co-founded The Tilden Group, LLC, an economic consulting firm that we acquired in December 1998. From August 1995 to June 1996, Dr. Shapiro served as Deputy Assistant Attorney General for Economics in the Antitrust Division of the United States Department of Justice.

     Our board of directors is divided into three classes, one class of which is elected each year at the annual meeting of stockholders to hold office for a term of three years. Mr. Concannon, and Drs. Moriarty and Salop serve as Class I directors; their terms of office expire in 2002. Dr. Kaysen, Ms. Morrison and Prof. Prichard serve as Class II directors; their terms of office expire in 2003. Drs. Fisher, Burrows and Shapiro serve as Class III directors; their terms of office expire in 2001. Each director also continues to serve as a director until his or her successor is duly elected and qualified. Our executive officers are elected by, and serve at the discretion of, our board of directors.

     There are no family relationships among our directors and executive officers.

COMMITTEES AND MEETINGS OF THE BOARD

     During the fiscal year ended November 25, 2000, our board of directors met seven times and acted by unanimous written consent four times. Other than Mr. Concannon and Dr. Kaysen, no director attended fewer than 75% of the total number of meetings held by the board and the committees of the board on which he or she served.

     Our board of directors has a compensation committee, an audit committee and a governance committee. Our compensation committee is currently composed of Mr. Concannon and Drs. Fisher, Kaysen, Moriarty and Salop. Our compensation committee met four times during fiscal 2000. Our audit committee is currently composed of Mr. Concannon, Dr. Kaysen and Prof. Prichard. Our audit committee met twice during fiscal 2000. Our governance committee, currently composed of Drs. Fisher and Moriarty, nominates persons to serve as directors. Our governance committee may consider nominees recommended by stockholders, but has established no formal procedures for stockholders to follow to submit recommendations. Our governance committee met four times during fiscal 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our compensation committee is currently composed of Mr. Concannon and Drs. Fisher, Kaysen, Moriarty and Salop. Dr. Moriarty is a director and stockholder of NeuCo, one of our subsidiaries. For information concerning a stock restriction agreement to which Drs. Fisher, Kaysen, Moriarty and Salop are parties as well as payments we made to Drs. Fisher, Moriarty and Salop, see "Transactions with Related Parties."

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

     We pay our non-employee directors an annual fee of $13,000 for their services as directors, plus $2,000 for each regular board meeting attended and $1,000 for each special board meeting attended. In addition to these fees, we also pay our chairman of the board an annual fee of $10,000 for his services as chairman of the board. Directors who are employees do not receive separate fees for their services as directors. See "Transactions with Related
Parties -- Payments to directors" for information concerning consulting fees we paid to some of our directors for their services as outside experts.

     Under our 1998 Incentive and Nonqualified Stock Option Plan, each outside director who is re-elected as one of our directors or whose term continues after the annual meeting of stockholders will on the date of the annual meeting receive a nonqualified option to purchase 5,000 shares of our common stock at an exercise price equal to the fair market value of the common stock on that date. Each option will vest in full on the first anniversary of the date of grant and will have a term of ten years. Each person who is first elected an outside director will receive on the date of his or her election a nonqualified option to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of the common stock on that date. Each option will vest in three equal annual installments, commencing on the first anniversary of the date of grant, and will have a term of ten years. Under the terms of the stock option plan, an outside director is a director who is not an employee of our firm or any parent or subsidiary of our firm and is not a consultant who provides economic consulting services to or with our firm or any parent or subsidiary of our firm. Currently, our outside directors are Mr. Concannon, Drs. Kaysen and Moriarty and Prof. Prichard.

     In accordance with the terms of our stock option plan, in connection with our annual meeting of stockholders in April 2000, each of Drs. Kaysen and Moriarty received a nonqualified option to purchase 5,000 shares of common stock at an exercise price of $17.188 per share. Upon the election of Mr. Concannon and Prof. Prichard as directors in June 2000, each of them received a nonqualified option to purchase 10,000 shares of common stock at an exercise price of $17.938 per share.

EXECUTIVE COMPENSATION

     Compensation summary. The following table provides summary information concerning the compensation earned by our chief executive officer and other executive officers for services rendered in all capacities for the fiscal years ended November 28, 1998, November 27, 1999 and November 25, 2000. As of April 2000, each of Mr. William B. Burnett and Dr. Firoze E. Katrak ceased to serve as a director and executive officer of our firm. Drs. J. Phillip Cooper, Robert J. Larner and C. Christopher Maxwell did not serve as executive officers in fiscal 2000.

     Other annual compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of those perquisites and other personal benefits was less than $50,000 and constituted less than ten percent of the executive officers' respective total annual salary and bonus.

     The column entitled "securities underlying options" represents shares of common stock issuable upon exercise of stock options granted under our stock option plan. The column entitled "all other compensation" represents our contributions on behalf of the executive officers to our savings and retirement plan and premiums we paid for term life insurance for the benefit of the executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                             ANNUAL COMPENSATION            ------------
                                      ----------------------------------       AWARDS
                                                                 OTHER      ------------
                                                                ANNUAL       SECURITIES     ALL OTHER
                                                                COMPEN-      UNDERLYING      COMPEN-
NAME AND PRINCIPAL POSITION   YEAR    SALARY($)    BONUS($)    SATION($)     OPTIONS(#)     SATION($)
---------------------------   ----    ---------    --------    ---------    ------------    ---------
James C. Burrows............  2000    $285,000     $ 95,000                    13,250        $19,544
  President and chief         1999     285,000      650,000       --           10,000         19,664
     executive officer        1998     285,000      800,000       --               --         17,779

Laurel E. Morrison..........  2000     165,000       50,000       --           10,000         17,244
  Chief financial officer,    1999     165,000      185,000       --           13,000         17,364
     vice president, finance  1998     125,000      175,000       --           12,000         16,164
     and administration,
     and treasurer

Firoze E. Katrak............  2000     232,500      300,000       --               --         18,469
  Vice president              1999     232,500      127,500       --               --         18,589
                              1998     232,500      500,000       --               --         16,739

William B. Burnett..........  2000     300,000      100,000       --               --         20,884
  Vice president              1999     300,000      675,000       --               --         21,004
                              1998     262,300      875,000       --            3,500         18,184

     Option grants in last fiscal year. The following table provides information concerning stock options granted to the executive officers named in the summary compensation table.

     In fiscal 2000, we granted to our employees options to purchase an aggregate of 294,500 shares of common stock under our stock option plan. In accordance with our stock option plan, all options were granted at fair market value as determined by our board of directors on the date of grant.

     Amounts reported in the last two columns represent hypothetical values that may be realized upon exercise of the options immediately before the expiration of their term, assuming the specified compounded rates of appreciation of the price of our common stock over the term of the options. These numbers are calculated based on the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings depend on the timing of the exercise of the option and the sale of the common stock, as well as the future performance of the common stock. The rates of appreciation assumed in this table may not be achieved and the officers may never receive the amounts reflected. This table does not take into account any change in the price of the common stock from the date of grant to the current date. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                              -------------------------------------------------------------      VALUE AT ASSUMED
                                NUMBER OF                                                      ANNUAL RATE OF STOCK
                               SECURITIES     PERCENT OF TOTAL                                PRICE APPRECIATION FOR
                               UNDERLYING     OPTIONS GRANTED    EXERCISE                           OPTION TERM
                                 OPTIONS      TO EMPLOYEES IN     PRICE                       -----------------------
NAME                          GRANTED(#)(1)     FISCAL YEAR       ($/SH)    EXPIRATION DATE     5%($)        10%($)
----                          -------------   ----------------   --------   ---------------   ----------   ----------
James C. Burrows............     13,250             4.50%         $19.75    April 25, 2010     $164,574     $417,066

Laurel E. Morrison..........      3,778             1.28%          19.75    April 25, 2010       46,925      118,919
                                  6,222             2.11%          19.75    April 25, 2010       77,281      195,848

Firoze E. Katrak............         --               --              --                --           --           --

William B. Burnett..........         --               --              --                --           --           --

---------------
(1) Represents shares of common stock issuable upon exercise of incentive and nonqualified options granted on April 25, 2000 under our stock option plan. The option granted to Dr. Burrows vests as follows: 3,542 shares vest on April 25, 2001 and 3,236 shares vest on each of April 25, 2002, April 25, 2003 and April 25, 2004. The incentive option to purchase 3,778 shares granted to Ms. Morrison vests as follows: 1,278 shares vest on April 25, 2003 and 2,500 shares vest on April 25, 2004. The nonqualified option to purchase 6,222 shares granted to Ms. Morrison vests as follows: 2,500 shares vest on each of April 25, 2001 and April 25, 2002 and 1,222 shares vest on April 25, 2003.

     Fiscal year-end option values. The following table provides information concerning stock options held at November 25, 2000 by the executive officers named in the summary compensation table.

     These values are based on $10.625 per share, the last sale price of our common stock on November 25, 2000, as reported on the Nasdaq National Market. On that date, the value of the common stock was less than the applicable option exercise price. Actual gains, if any, on exercise will depend on the value of the common stock on the date of the sale of the shares.

                         FISCAL YEAR-END OPTION VALUES

                                   NUMBER OF SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                        UNEXERCISED OPTIONS AT                 IN-THE-MONEY OPTIONS
                                           FISCAL YEAR-END                    AT FISCAL YEAR-END($)
                                  ----------------------------------    ----------------------------------
NAME                              EXERCISABLE(#)    UNEXERCISABLE(#)    EXERCISABLE($)    UNEXERCISABLE($)
----                              --------------    ----------------    --------------    ----------------
James C. Burrows................      8,694              14,556               $--                $--
Laurel E. Morrison..............      9,250              25,750               --                 --
Firoze E. Katrak................         --                  --               --                 --
William B. Burnett..............      3,500                  --               --                 --

                      REPORT OF THE COMPENSATION COMMITTEE

     The compensation committee established by our board of directors is currently composed of Mr. Concannon and Drs. Fisher, Kaysen, Moriarty and Salop. The compensation committee has general responsibility for our executive compensation policies and practices, including making specific recommendations to the board concerning salaries and incentive compensation for our executive officers. The following report is made by Mr. Concannon and Drs. Fisher, Kaysen, Moriarty and Salop, as the members of the compensation committee during fiscal 2000, and summarizes our executive officer compensation policies for fiscal 2000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation objectives. Our firm's executive compensation programs are generally designed to relate a substantial part of executive compensation to improvements in our firm's financial performance and corresponding increases in stockholder value. Decisions concerning executive compensation are intended to:

     - establish incentives that will link executive officer compensation to our firm's financial performance and that will motivate executives to attain our firm's annual financial targets; and

     - provide a total compensation package that is competitive among companies offering consulting services and that will assist our firm in attracting and retaining executives who will contribute to our firm's long-term financial success.

     The Securities and Exchange Commission requires that this report comment upon the compensation committee's policy with respect to Section 162(m) of the Internal Revenue Code, which limits our firm's tax deduction for compensation in excess of $1.0 million paid to our firm's chief executive officer and our firm's four other most highly compensated executive officers at the end of any fiscal year unless the compensation qualifies as "performance-based compensation." The compensation committee's policy with respect to Section 162(m) is to make every reasonable effort to cause compensation to be deductible by our firm while simultaneously providing executive officers of our firm with appropriate rewards for their performance.

     Executive compensation programs. Our firm's compensation package consists of three principal components:

     -  salary;

     -  discretionary bonuses; and

     - where appropriate to provide longer-term incentive to executive officers, stock options.

Our firm's executive officers are also eligible to participate in other employee benefit plans, including health and life insurance plans, a 401(k) retirement plan and a stock purchase plan, on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these plans.

     In setting salaries for our firm's executive officers for fiscal 2000, we gave primary consideration to the executive officers' salaries for fiscal 1999. We considered the salaries paid to the executive officers of companies in our peer group, as well as information available to us regarding the salaries and overall compensation paid to persons having comparable responsibilities at private consulting firms with which our firm competes. We evaluated the experience, talents and capabilities of our executive officers relative to their peers at competing firms, and attempted to establish salaries that our executive officers would find attractive. We believed that the base salaries we established in fiscal 1999 would remain competitive, and accordingly we did not increase the salaries of any of our executive officers in fiscal 2000.

     Our firm's executive officer compensation policy emphasizes bonuses and stock options which align the interests of management with the stockholders' interest in the financial performance of our firm for the fiscal year and the longer term. Consistent with this approach, in fiscal 2000, a substantial part of the cash compensation that our executive officers were eligible to earn was tied to our firm's performance.

     In fiscal 2000, stock options were a component of our firm's approach to compensation for some executive officers. We recommended that our firm grant stock options to Dr. Burrows and Ms. Morrison in order to provide them additional long-term incentives to act in the best interests of our firm's stockholders. See "Option grants in last fiscal year." In determining the size of the stock option grants recommended for these executive officers, we emphasized the seniority, responsibilities and performance of the executives, as well as the number and exercise price of outstanding stock options previously granted to the executive officers. The compensation committee believes that stock options provide a significant incentive to executive officers to continue their employment with our firm and create long-term value for its stockholders.

     Chief executive officer compensation. Consistent with our compensation policies for our other executive officers, our approach to the chief executive officer's compensation package in fiscal 2000 was to be competitive with comparable companies offering consulting services and to tie a large percentage of the chief executive officer's eligible compensation to our firm's performance. We believe that this approach provides additional incentive to the chief executive officer to achieve our firm's performance goals and enhance stockholder value.

     Salary for our firm's chief executive officer was designed to give him assurance of a base level of compensation commensurate with his position and duration of employment with our firm and to be competitive with salaries for officers holding comparable positions with companies offering consulting services. In establishing the chief executive officer's bonus for fiscal 2000, we considered his active participation in the expansion of our domestic and international operations, his recruitment of additional key employee consultants and outside experts, and his vital role in our firm's efforts to respond to softness in its core business. We believe these activities will contribute to the long-term value of our firm.

                                          The compensation committee

                                               William F. Concannon
                                               Franklin M. Fisher
                                               Carl Kaysen
                                               Rowland T. Moriarty
                                               Steven C. Salop

PERFORMANCE GRAPH

     The following graph compares the performance of our cumulative stockholder return with that of the Nasdaq Stock Market Index for U.S. Companies, a broad market index, and a peer group of companies selected on a line-of-business basis. The peer group consists of Forrester Research, Inc., Navigant Consulting, Inc. and Superior Consultant Holdings Corporation. We have omitted Hagler Bailly, Inc., a member of our peer group last year, because it was acquired in October 2000 and neither its securities nor the securities of its successor were publicly traded in the United States at the end of fiscal 2000. The cumulative stockholder returns for shares of our common stock and for the market index and the peer group index are calculated assuming $100 was invested on April 24, 1998, the date on which our common stock commenced trading on the Nasdaq National Market, and assuming shares of our common stock were purchased at the initial public offering price of the common stock. We paid no cash dividends during the period shown. The performance of the market index and the peer group index is shown on a total return (dividends reinvested) basis.


                              [Performance Graph]

                                                     VALUE OF INVESTMENT($)
                                         ------------------------------------------------
                                          4/24/98      11/28/98     11/27/99     11/25/00
                                         --------      --------     -------      --------
Charles River Associates...........       $100.00        $122          $169         $ 57
Peer Group........................        $100.00        $114          $ 51         $ 47
Nasdaq Stock Market (U.S.)........        $100.00        $109          $187         $157

                       TRANSACTIONS WITH RELATED PARTIES

STOCK RESTRICTION AGREEMENT

     Each person who held our stock before our initial public offering is subject to a stock restriction agreement with us. The stock restriction agreement prohibits each pre-IPO stockholder from selling or otherwise transferring shares of our common stock held immediately before the IPO as follows:

     - before April 24, 2000, no pre-IPO stockholder could sell any of his or her pre-IPO stock except in public offerings;

     - from April 24, 2000 until April 23, 2003, each pre-IPO stockholder may sell up to 50% of his or her pre-IPO stock, less any shares previously sold in public offerings;

     - from April 24, 2003 to April 23, 2005, each pre-IPO stockholder may sell up to an additional 20% of his or her pre-IPO stock; and

     - on and after April 24, 2005, each pre-IPO stockholder may sell, in any 12-month period, an amount equal to the greater of:

       -  10% of his or her pre-IPO stock, or

       -  one-third of the pre-IPO stock held by him or her on April 24, 2005.

Upon the death or retirement for disability of any pre-IPO stockholder in accordance with our policies, the foregoing restrictions terminate with respect to his or her pre-IPO stock. The board of directors has the discretion to waive any of the restrictions imposed by the stock restriction agreement.

     Under the terms of the stock restriction agreement, if any pre-IPO stockholder leaves us other than for death or retirement for disability in accordance with our policies, we will generally have the following rights to repurchase his or her pre-IPO stock:

     - until April 24, 2003, we may repurchase up to 50% of his or her pre-IPO stock; and

     - on and after April 24, 2003, we may repurchase all of the pre-IPO stock that the pre-IPO stockholder will not have already become entitled to sell.

The purchase price will be equal to 70% of the fair market value of the repurchased stock (95% in the case of pre-IPO stockholders who retire after April 24, 2003), or, if the pre-IPO stockholder competes with us, 40% of fair market value. The purchase price will be payable in three equal annual installments. The stock restriction agreement will terminate on April 23, 2008 or earlier with the approval of our board of directors.

PAYMENTS TO DIRECTORS

     We have made payments to Drs. Fisher, Salop and Shapiro, all of whom are our directors, for their services as outside experts, including payments for consulting services to clients and for the generation of engagements for us. In fiscal 2000 and fiscal 2001 (through March 16, 2001), we paid Dr. Fisher an aggregate of $1,207,658. In fiscal 2000 and fiscal 2001 (through March 16,
2001), we paid Dr. Salop an aggregate of $2,460,913. In fiscal 2000 and fiscal 2001 (through March 16, 2001), we paid Dr. Shapiro an aggregate of $1,480,996. These amounts include payments made to companies wholly owned by each of the directors.

     As reported in our last annual proxy statement, in fiscal 2000 (through March 17, 2000), we paid Dr. Moriarty, one of our directors, an aggregate of $317,090 for consulting services, including for consulting services to clients. We have made no other payments to Dr. Moriarty since that time. In addition, we have made office space and support services available to Cubex Inc., a company wholly owned by Dr. Moriarty. The portion of our expenses, including rent, labor costs and insurance, allocable to the resources made available to Cubex, net of reimbursements, was $100,404 in fiscal 2000 and fiscal 2001 (through March 16, 2001).

REPURCHASE OF STOCK

     In May 1995, we repurchased 59,800 shares of common stock from each of Dr. Fisher and Mr. Alan R. Willens, a former director, in each case for a purchase price equal to the sum of (a) $33,695, paid in three equal annual installments,
(b) $190,872, paid in five annual installments, the last of which was in the amount of $65,761 and was paid on or about April 1, 2000, and (c) $2,020, paid in April 1996.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At the close of business on March 16, 2001, there were issued and outstanding 9,107,529 shares of our common stock entitled to cast 9,107,529 votes. On March 16, 2001, the closing price of the common stock as reported on the Nasdaq National Market was $9.375 per share.

PRINCIPAL STOCKHOLDERS

     The following table provides information regarding the beneficial ownership of our common stock as of March 16, 2001 by:

     - each person known by us to be the beneficial owner of more than five percent of our common stock;

     - each of our directors;

     - each executive officer named in the summary compensation table; and

     - all of our current directors and executive officers as a group.

The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares included in the "Right to acquire" column consist of shares that may be purchased through the exercise of options that vest within 60 days of March 16, 2001.

                                                               SHARES BENEFICIALLY OWNED
                                                    -----------------------------------------------
                                                                   RIGHT TO
NAME                                                OUTSTANDING    ACQUIRE       TOTAL      PERCENT
----                                                -----------    --------    ---------    -------
Wasatch Advisors, Inc.(1).........................   1,279,572          --     1,279,572     14.0%
James C. Burrows(2)...............................     476,531      13,542       490,073      5.4%
Citigroup Inc.(3).................................     472,312          --       472,312      5.2%
The Northwestern Mutual Life Insurance
  Company(4)......................................     467,700          --       467,700      5.1%
Rowland T. Moriarty(5)............................     344,228      15,000       359,228      3.9%
Steven C. Salop(6)................................     325,737          --       325,737      3.6%
Franklin M. Fisher................................     306,080          --       306,080      3.4%
William B. Burnett................................     167,248       3,500       170,748      1.9%
Firoze E. Katrak..................................     168,923          --       168,923      1.9%
Carl Shapiro......................................      63,586      16,400        79,986         *
Carl Kaysen.......................................      47,063      15,000        62,063         *
Laurel E. Morrison................................      14,255      15,000        29,255         *
William F. Concannon..............................      10,000          --        10,000         *
J. Robert S. Prichard.............................          --          --            --        --
All directors and executive officers as a group
  (twelve persons)(7).............................   1,694,393      91,192     1,785,585     19.4%

---------------
 *  Less than one percent.

(1) The number of shares beneficially held by Wasatch Advisors, Inc. is based solely on information in an amended Schedule 13G filed on February 14, 2001 by Wasatch Advisors, Inc. The address for Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(2) Includes 71,275 shares held in trust for the benefit of Dr. Burrows and certain members of his immediate family. The address for Dr. Burrows is in care of Charles River Associates Incorporated, 200 Clarendon Street, Boston, Massachusetts 02116.

(3) The number of shares beneficially held by Citigroup Inc. is based solely on information in a Schedule 13G filed on February 20, 2001 by Citigroup and Salomon Smith Barney Holdings Inc. Each of Citigroup and Salomon Smith Barney Holdings reported that it had shared voting and dispositive power with respect to 472,312 shares, and each disclaimed beneficial ownership of those shares. The address for Citigroup is 399 Park Avenue, New York, New York 10043. The address for Salomon Smith Barney Holdings is 388 Greenwich Street, New York, New York 10013.

(4) The number of shares beneficially held by The Northwestern Mutual Life Insurance Company is based solely on information in an amended Schedule 13G filed on February 9, 2001. The Northwestern Mutual Life Insurance Company reported that it had sole voting and dispositive power with respect to 323,700 shares and shared voting and dispositive power with respect to 144,000 shares. The address for The Northwestern Mutual Life Insurance Company is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

(5) Includes 120,897 shares held by trusts for the benefit of Dr. Moriarty and certain members of his immediate family, including a trust for which Dr. Moriarty's wife acts as trustee.

(6) Includes 104,814 shares held by Dr. Salop's wife as trustee of two trusts for the benefit of certain members of Dr. Salop's immediate family.

(7) Excludes shares and options held by Mr. Burnett and Dr. Katrak, two of the named executive officers for fiscal 2000, because as of the record date neither was an executive officer.

                         REPORT OF THE AUDIT COMMITTEE

     The board of directors appointed an audit committee to monitor the integrity of our firm's consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors. The audit committee also recommends to the board of directors the selection of independent auditors. The audit committee is governed by a written charter adopted by the board of directors. A copy of the charter is attached to this proxy statement.

     The audit committee currently consists of three non-employee directors, one of whom joined the committee in March 2001 and did not participate in the preparation of this report. Each member of the audit committee is "independent" within the meaning of the Nasdaq Stock Market's marketplace rules.

     Our firm's management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our firm's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We have relied, without independent verification, on the information provided to us and on the representations made by our firm's management and independent auditors.

     In fulfilling our oversight responsibilities, we discussed with representatives of Ernst & Young, our firm's independent auditors for fiscal 2000, the overall scope and plans for their audit of our firm's consolidated financial statements for fiscal 2000. We met with them, with and without our firm's management present, to discuss the results of their examinations and their evaluations of our firm's internal controls and the overall quality of our firm's financial reporting.

     We reviewed and discussed the audited consolidated financial statements for fiscal 2000 with management and the independent auditors.

     We discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, including a discussion of their judgments as to the quality, not just the acceptability, of our firm's accounting principles and the other matters required to be discussed with audit committees under generally accepted auditing standards.

     In addition, we received from the independent auditors a letter containing the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed the disclosures with them, as well as other matters relevant to their independence from management and our firm. In evaluating the independence of our auditors, we considered whether the services they provided to our firm beyond their audit and review of our consolidated financial statements was compatible with maintaining their independence. We also considered the amount of fees they received for audit and non-audit services.

     Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, we recommended to the board of directors that our firm's audited consolidated financial statements for fiscal 2000 be included in our firm's annual report on Form 10-K. We also recommended to the board of directors that Ernst & Young be selected as our firm's independent auditors for fiscal 2001.

                                          The audit committee

                                          Carl Kaysen
                                          J. Robert S. Prichard

                                  PROPOSAL TWO
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Proposal Two concerns the ratification of the appointment of Ernst & Young by the board of directors to be our independent accountants.

     Although Massachusetts law does not require that our stockholders ratify the appointment by the board of directors of our accountants each year, our board of directors believes it is appropriate to submit its selection to the stockholders for their approval and to abide by the result of the stockholders' vote.

AUDIT FEES

     The aggregate fees for professional services rendered by Ernst & Young in connection with their audit of our annual consolidated financial statements and their review of our interim consolidated financial statements included in our quarterly reports on Form 10-Q for fiscal 2000 were approximately $111,400.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     For fiscal 2001, Ernst & Young rendered no professional services relating to the design and implementation of financial information systems.

ALL OTHER FEES

     The aggregate fees for all other services rendered by Ernst & Young for fiscal 2000 was approximately $31,155.

RATIFICATION OF APPOINTMENT

     Our board of directors recommends that the stockholders ratify the appointment of Ernst & Young as independent accountants to audit our consolidated financial statements for the fiscal year ending November 24, 2001. We expect that representatives of Ernst & Young will be present at the annual meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING NOVEMBER 24, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. SEC regulations require officers, directors and greater-than-ten-percent stockholders to furnish us with copies of all
Section 16(a) forms they file.

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during fiscal 2000 and Forms 5 and amendments thereto furnished to us with respect to fiscal 2000, or written representations that Form 5 was not required for fiscal 2000, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in our proxy materials relating to our 2002 annual meeting of stockholders or special meeting in lieu thereof must be received by us at our executive offices no later than November 23, 2001 or, if the date of that meeting is more than 30 calendar days before or after April 20, 2002, a reasonable time before we begin to print and mail our proxy materials with respect to that meeting.

     In addition, our by-laws provide that a stockholder desiring to bring business before any meeting of stockholders or to nominate any person for election to the board of directors must give timely written notice to our clerk in accordance with the procedural requirements set forth in our by-laws. In the case of a regularly scheduled annual meeting, written notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days before the scheduled annual meeting, must describe the business to be brought before the meeting and must provide specific information about the stockholder, other supporters of the proposal, their stock ownership and their interest in the proposed business. If we hold a special meeting in lieu of our 2002 annual meeting before April 19, 2002, and if we give less than 70 days' notice or prior public disclosure of the date of that special meeting, then the stockholder's notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the tenth day after the earlier of (1) the day on which we mailed notice of the date of the special meeting and (2) the day on which we publicly disclosed the date of the special meeting. Currently, in order to bring an item of business before the 2002 annual meeting in accordance with our by-laws, a stockholder must deliver the requisite notice of that item of business to us between January 18, 2002 and February 18, 2002.

                             AVAILABLE INFORMATION

     Stockholders of record on March 16, 2001 will receive a proxy statement and our annual report to stockholders, which contains detailed financial information about our firm. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

                                                                         ANNEX A

                        CHARTER FOR THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                     CHARLES RIVER ASSOCIATES INCORPORATED

PURPOSE:

     The purpose of the Audit Committee (the "Committee") established pursuant to this Charter is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Charles River Associates Incorporated and its subsidiaries (the "Company"), to provide to the Board of Directors (the "Board") of the Company the results of its examinations and recommendations derived therefrom, to propose to the Board improvements made or to be made in internal accounting controls, to propose independent auditors to the Board and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

     In addition, the Committee shall have the authority to undertake the specific duties and responsibilities listed below and the authority to undertake such other specific duties as the Board from time to time may prescribe.

MEMBERSHIP:

     The Committee shall consist of at least three (3) members of the Board. The members of the Committee shall be appointed by, and shall serve at the discretion of, the Board.

RESPONSIBILITIES:

     The Committee shall have the following duties and responsibilities:

      1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls, policies and procedures and approving policies relating to internal controls and protection of assets;

      2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function to the extent that the size and operations of the Company warrant this function;

      3. Prior to the annual independent audit, reviewing with the independent auditors and management the auditors' proposed audit scope and approach and the areas of audit emphasis;

      4. Conducting a post-audit review of the audited financial statements and discussing such statements with management; conducting a post-audit review of the audit findings (including any significant suggestions for improvements provided to management by the independent auditors), the form and content of the Company's financial statements and disclosures and the required communications from the independent auditors under generally accepted auditing standards and any applicable Securities and Exchange Commission ("SEC") regulations;

      5.  Reviewing the performance of the independent auditors;

      6. Reviewing and recommending to the Board the selection and retention of independent auditors;

      7. Ensuring the Committee's receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

      8.  Approving fee arrangements with the independent auditors;

      9. Overseeing compliance with SEC requirements for disclosure of auditors' services and Committee members' activities;

     10. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

     11. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments, and approving such policies;

     12. Instituting, if necessary, special investigations and, if appropriate, hiring special counsel or experts to assist;

     13. Reviewing related party transactions for potential conflicts of interest and making recommendations to the Board with respect thereto;

     14. Providing a forum for the independent auditors to meet in closed session with the Committee;

     15. Reviewing with senior management and the independent auditors the Company's accounting and financial personnel resources;

     16. Receiving and reviewing the response of the management of the Company to any management letter or report from the independent auditors;

     17. Reviewing any dispute between management and the independent auditors and recommending action to the Board; and

     18.  Performing other oversight functions as requested by the full Board.

     In addition to the above responsibilities, the Committee shall undertake such other duties as the Board delegates to it, and shall report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS:

     It is anticipated that the Committee will meet at least twice each year. However, the Committee may establish its own schedule. Each meeting shall include an executive session that will allow the Committee to maintain free and open communications with the Company's independent auditors.

     The Committee shall meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Committee shall meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditors' examination and management report.

     The Committee is authorized, by majority vote or unanimous written consent of its members, to adopt its own rules of procedure, including the formalities of calling, noticing and holding meetings and for the taking of action of the Committee by vote at any such meeting or by unanimous written consent of the members thereof. Unless and until any such procedures are formally adopted by the Committee, the procedures with respect to calling, noticing and holding meetings of the Committee and conducting business of the Committee shall be the same as those provided in the By-laws of the Company with respect to calling, noticing and holding meetings of and taking action by the Board.

REPORTS:

     The Committee may present its reports or recommendations to the Board in written or oral form. The Committee's recommendations shall be incorporated as a part of the minutes of the Board meeting at which those recommendations are presented.

MINUTES:

     The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

ACCOUNTABILITY OF OUTSIDE AUDITOR:

     The Company's outside auditor is ultimately accountable to the Board and the Audit Committee as representatives of shareholders. The Board shall have the authority and responsibility, with the advice and recommendation of the Committee, to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

OTHER:

     The Committee shall have the right, as and when it shall determine to be necessary or appropriate to the functions of the Committee:

     1. at the Company's expense and not at the expense of the members thereof, to retain counsel (which may be, but need not be, the regular corporate counsel to the Company) and other advisors to assist it in connection with its functions; and

     2. to request, and to rely upon, advice, orally or in writing, from the Chief Executive Officer and the Chief Financial Officer of the Company and from any representative of the independent auditors to the Company participating in such independent auditors' engagement by the Company, concerning aspects of the operation or financial condition of the Company relevant to the functions of the Committee.

     The officers of the Company are requested to cooperate with the Committee and to render assistance to it as it shall request in carrying out its functions.

ANNUAL REVIEW:

     The Committee will review and reassess the adequacy of this Charter on at least an annual basis and will report to the Board the results of such review and reassessment.

                                                                     CRVCM-PS-01

                                  DETACH HERE



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHARLES RIVER
         ASSOCIATES INCORPORATED.  THE BOARD OF DIRECTORS RECOMMENDS A
                        VOTE IN FAVOR OF EACH PROPOSAL.

                  [CHARLES RIVER ASSOCIATES INCORPORATED LOGO]

                     CHARLES RIVER ASSOCIATES INCORPORATED

                    Proxy for Annual Meeting of Stockholders
                          to be held on April 20, 2001

     The undersigned stockholder of Charles River Associates Incorporated ("CRA"), revoking all prior proxies, hereby appoints James C. Burrows, Franklin
M. Fisher and Laurel E. Morrison, and each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of CRA which the undersigned is entitled to vote at the Annual Meeting of Stockholders of CRA, to be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th floor, Boston, Massachusetts, on Friday, April 20, 2001, beginning at 10:00 a.m., local time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting dated March 23, 2001 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournment or postponement thereof. Attendance of the undersigned at the Annual Meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.


SEE REVERSE                                                         SEE REVERSE
    SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE

CHARLES RIVER ASSOCIATES
INCORPORATED

C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398











                                  DETACH HERE
[X]PLEASE MARK
   VOTES AS IN
   THIS EXAMPLE.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY OF THE PROPOSALS, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH PROPOSAL OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

1.   Election of Class III Directors.
     Nominees:  (01) James C. Burrows, (02) Franklin M. Fisher
                and (03) Carl B. Shapiro

                     FOR [ ]              [ ] WITHHELD
                     ALL                      FROM ALL
                   NOMINEES                   NOMINEES

                 [ ]______________________________________
                    For all nominees except as noted above


2.   To ratify the appointment of        FOR        AGAINST        ABSTAIN
     Ernst & Young LLP as CRA'S          [ ]          [ ]            [ ]
     independent accountants.


     MARK HERE IF YOU PLAN TO ATTEND THE MEETING      [ ]

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]


Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailed in the United States.

Please sign exactly as name(s) appears on stock certificate. If shares are held as joint tenants, both should sign. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign in full partnership name by an authorized partner or other person. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:_______________________________ Date:______________

Signature:_______________________________ Date:______________